UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2010

NALCO HOLDING COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32342	16-1701300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 W. Diehl Rd. Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 305-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2010, Nalco Company (the “Company”), a subsidiary of Nalco Holding Company, Nalco Finance Holdings LLC and Nalco Holdings LLC, entered into a 3-year accounts receivable securitization facility with a commercial paper conduit sponsored by Credit Agricole Corporate and Investment Bank, New York, a branch of Credit Agricole Corporate and Investment Bank, a French banking corporation. The facility provides up to $150 million in funding, based on availability of eligible trade accounts receivable and other customary factors. This new facility replaces the Company’s existing trade receivables facility.

In connection with the new facility, the Company created a bankruptcy-remote, wholly owned, special purpose limited liability company (the “Transferor”), into which Nalco Company (the “Seller”) will transfer all eligible trade accounts receivable (the “Receivables”). Pursuant to a Receivables Transfer Agreement, the Transferor will then transfer an undivided interest in the Receivables to the commercial paper conduit or the related bank sponsor (the “Transferees”) in exchange for cash. The financing fee charged by the Transferees under the facility is based on the amount funded and the conduit’s cost of funds for issuing commercial paper plus a margin that varies based on the leverage ratio as calculated under the Company’s 2009 senior credit facility. A facility fee based on the aggregate commitments under the facility is also charged by the conduit. Under the facility, Nalco Company services, administers and collects the Receivables, for which it receives a monthly servicing fee of 1% per annum of the average daily outstanding balance of Receivables. Availability of funding under the facility depends primarily upon the outstanding Receivables balance from time to time.

In connection with the transition from the Company’s existing trade receivables facility to the new facility, receivables under the existing trade receivables facility were sold from an existing special purpose subsidiary of the Company to the Transferor pursuant to a Sale Agreement.

The facility may be terminated for, among other reasons, material breaches of representations and warranties, bankruptcies of the Seller or the Transferor, a judgment or order for the payment of money rendered against the Transferor, cross-defaults to our other debt, or breach of specified financial covenants. The Company is currently in compliance with these covenants. The facility is accounted for as a secured borrowing, resulting in the funding and related Receivables being shown as liabilities and assets, respectively, on the Company’s consolidated balance sheet and the costs associated with the facility being recorded as interest expense.

Copies of the Receivables Purchase Agreement, the Receivables Transfer Agreement and the Sale Agreement are attached as exhibits to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(19)	Exhibits.

Exhibit Number	Exhibit

10.1	Receivables Transfer Agreement, dated as of June 22, 2010, by and among Nalco Receivables II LLC, as Transferor, Nalco Company, as Collection Agent, the several transferees and funding agents from time to time party thereto and Credit Agricole Corporate and Investment Bank, New York, as Administrative Agent.

10.2	Receivables Purchase Agreement, dated as of June 22, 2010, by and between Nalco Company, as Seller, and Nalco Receivables II LLC, as Buyer.

10.3	Sale Agreement, dated as of June 22, 2010, by and among Nalco Company, Nalco Receivables II LLC and Nalco Receivables LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NALCO HOLDING COMPANY
(Registrant)

By:	/s/ Stephen N. Landsman
Stephen N. Landsman
Secretary

Date: June 28, 2010

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Receivables Transfer Agreement, dated as of June 22, 2010, by and among Nalco Receivables II LLC, as Transferor, Nalco Company, as Collection Agent, the several transferees and funding agents from time to time party thereto and Credit Agricole Corporate and Investment Bank, New York, as Administrative Agent.

10.2	Receivables Purchase Agreement, dated as of June 22, 2010, by and between Nalco Company, as Seller, and Nalco Receivables II LLC, as Buyer.

10.3	Sale Agreement, dated as of June 22, 2010, by and among Nalco Company, Nalco Receivables II LLC and Nalco Receivables LLC.

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